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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): May 29, 2002

UNIVERSAL COMPRESSION HOLDINGS, INC.
UNIVERSAL COMPRESSION, INC.

(Exact names of registrants as specified in their charters)

Delaware Texas (States or other jurisdictions of incorporation)	001-15843 333-48279 (Commission File Numbers)	13-3989167 74-1282680 (IRS Employer Identification Nos.)
4440 Brittmoore Road, Houston, Texas (Address of principal executive offices)		77041 (Zip Code)

(713) 335-7000
(Registrants' telephone number, including area code)

Item 5.    Other Events and Regulation FD Disclosure.

        On May 29, 2002, Universal Compression Holdings, Inc. (the "Company") issued a press release announcing earnings for its fourth fiscal quarter and fiscal year ended March 31, 2002. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

  (c)
  Exhibits

Exhibit No.	Description
99.1	Press Release dated May 29, 2002

Item 9.    Regulation FD Disclosure.

        On Thursday morning, May 30, 2002, the Company broadcast a conference call live over the Internet to investors to discuss the results of its fourth fiscal quarter and fiscal year ended March 31, 2002 and other corporate matters. A transcript of the call will be archived through June 6, 2002 for those unable to listen to the live broadcast. To access the transcript, log on to www.universalcompression.com or www.prnewswire.com or call (402) 998-0817.

        During the call, the Company discussed its revenues, earnings per share and EBITDA, as adjusted (as defined below), for the recent quarter, as well as horsepower utilization rates and margin information with respect to its various business segments and its fabrication backlog for the quarter. As of March 31, 2002, including its operating leases, the Company's debt to capitalization ratio was approximately 57%. Total capital expenditures for the fiscal year ended March 31, 2002, amounted to approximately $190 million, of which $27 million was for capitalized maintenance. The Company also discussed its preliminary expectations for the current quarter ending June 30, 2002, including revenues of approximately $140 million, EBITDA, as adjusted, of approximately $47 million, operating lease expense of approximately $15 million, depreciation expense of approximately $14 million and net interest expense of approximately $6 million. Earnings per share for the quarter are expected to be around $0.23. The Company also indicated that it currently has a fabrication backlog of approximately $110 million and an international contract compression backlog of approximately 60,000 horsepower.

        For the current fiscal year ending March 31, 2003, the Company discussed its expectations for revenues of approximately $735 million, and for EBITDA, as adjusted, of approximately $240 million, operating lease expense of approximately $61 million, depreciation expense of approximately $63-65 million and net interest expense of approximately $23-24 million. The Company expects selling, general and administrative expenses to be approximately $65 million and an effective tax rate of 38.5% for the current fiscal year. Under current market conditions the Company expects earnings per share to be approximately $1.80 for the current fiscal year, based on 31 million diluted shares. The Company expects capital expenditures for the fiscal year ending March 31, 2003 to be approximately $140-170 million.

        As noted in the earnings release, the financial situation in Argentina has negatively impacted the Company's financial results for the fourth quarter of fiscal 2002. The Company indicated that it is in negotiations with its customers in Argentina regarding contract payment terms. As part of the guidance for the current fiscal year, the Company advised that expectations for the current fiscal quarter ending June 30, 2002 reflects its assumption that the contract negotiations with its customers in Argentina will continue and that the revenues and EBITDA, as adjusted, projections for the current fiscal quarter reflect recording Argentina revenue on a one peso to one U.S. dollar basis, which is the same approach used in the quarter ended March 31, 2002. The Company further advised that it expects, based on the current status of negotiations, to reach a settlement with its customers in the second fiscal quarter ending September 30, 2002. Assuming such settlement is reached in the second fiscal quarter, the Company expects to realize an additional $3.5 million in EBITDA, as adjusted, for the second fiscal quarter, which would relate to activity that occurred during the current fiscal quarter.

        EBITDA, as adjusted, is defined as net income plus income taxes, interest expense, leasing expense, management fees, depreciation and amortization, excluding non-recurring items and extraordinary gains or losses. EBITDA, as adjusted, represents a measure upon which the Company's management assesses financial performance, and financial covenants in the Company's current financing arrangements are tied to similar measures. The financial covenants in the Company's current financing arrangements permit the Company to exclude non-recurring and extraordinary gains and losses from its calculation of EBITDA, as adjusted. EBITDA, as adjusted, is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to operating income or net income as an indicator of the Company's operating performance or to net cash provided by operating activities as a measure of the Company's liquidity. Additionally, the EBITDA, as adjusted, computation used herein may not be comparable to other similarly titled measure of other companies.

        The Company expects to release financial results for its current fiscal quarter ending June 30, 2002 in late July 2002.

        Statements about the Company's outlook and all other statements in this Report other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are beyond the Company's control, that could cause its actual results to differ materially from such statements. While the Company believes that the assumptions concerning future events are reasonable, there are inherent difficulties in predicting certain important factors that could impact our future performance. Such risks and uncertainties include, but are not limited to, (1) failure to consummate acquisitions or integrate acquired businesses, (2) conditions in the oil and gas industry, including the demand for natural gas as well as impacts from the price of natural gas and oil, (3) competition among the various providers of contract compression services, (4) changes in safety and environmental regulations pertaining to the production and transportation of natural gas, (5) changes in economic or political conditions in the markets in which the Company operates, (6) acts of war or terrorism or governmental or military responses thereto, (7) introduction of competing technologies by other companies, (8) the ability to retain and grow our customer base, (9) employment workforce factors, including loss of key employees and (10) liability claims related to the use of the Company's products and services. These factors, when applicable, are discussed in the Company's filings with the Securities and Exchange Commission, copies of which are available to the public. The Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

UNIVERSAL COMPRESSION HOLDINGS, INC. UNIVERSAL COMPRESSION, INC. (Registrants)
Date: May 31, 2002	By:	/s/ RICHARD W. FITZGERALD Richard W. FitzGerald Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 29, 2002

1

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